Exhibit 5.1
LIONEL SAWYER & COLLINS ATTORNEYS AT LAW GARY W. DUHON SAMUEL S. LIONEL LAUREL E. DAVIS GRANT SAWYER DAN R. REASER (1918-1996) MARK LEMMONS JON R. COLLINS HOWARD E. COLE (1923-1987) PAUL E. LARSEN RICHARD H. BRYAN P. GREGORY GIORDANO JEFFREY P. ZUCKER ALLEN J. WILT PAUL R. HEJMANOWSKI LYNN S. FULSTONE ERIN FLYNN ROBERT D. FAISS RORY J. REID JENNIFER ROBERTS DAVID N. FREDERICK DAN C. McGUIRE SUZANNE L. MARTIN DENNIS L. KENNEDY JOHN E. DAWSON JEFFREY D. MENICUCCI BRENT HEBERLEE RICHARD W. HORTON LESLIE BRYAN HART JANET SUE BESSEMER MATTHEW B. CRANE DAN C. BOWEN CRAIG E. ETEM WILLIAM J. McKEAN JASMINE K. MEHTA RODNEY M. JEAN TODD E. KENNEDY GREGORY R. GEMIGNANI JON A. BAUMUNK HARVEY WHITTEMORE MATTHEW E. WATSON 1100 BANK OF AMERICA PLAZA DOREEN SPEARS HARTWELL CHRISTOPHER CHILDS TODD TOUTON SHAWN M. ELICEGUI 50 WEST LIBERTY STREET LINDA M. BULLEN MEREDITH L. STOW CAM FERENBACH HECTOR J. CARBAJAL II RENO, NEVADA 89501 LAURA K. GRANIER JOICE NIDY LYNDA S. MABRY EMILIA K. CARGILL (775) 788-8666 MAXIMILIANO D. COUVILLIER III DOUGLAS A. CANNON MARK H. GOLDSTEIN G. LANCE COBURN —— ELIZABETH BRICKFIELD RICHARD CUNNINGHAM* KIRBY J. SMITH JOHN M. NAYLOR FAX (775) 788-8682 LEAH A. AYALA MATTHEW A. PO LICASTRO** COLLEEN A. DOLAN E. LEIF REID lsc@lionelsawyer.com SARAH E. HARMON * ADMITTED IN WA ONLY JENNIFER A. SMITH ELIZABETH R. BRENNAN www.lionelsawyer.com MICHAEL D. KNOX **ADMITTED IN CA ONLY October 17, 2005 OF COUNSEL — BRIAN McKAY ELLEN WHITTEMORE BRIAN HARRIS ABBIE G. FRIEDMAN LAURA J. THALACKER
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the exchange of $500,000,000 in aggregate principal amount of the Company’s outstanding 6.625% senior notes due 2015 and issued in a private placement on June 20, 2005 (“Initial Notes’’) under an indenture (the “Indenture”) entered into by and among U.S. Bank National Association, as the trustee, and the Company on June 20, 2005, for the Company’s registered 6.625% senior notes due 2015 (“Exchange Notes’’). The Exchange Notes will be issued under the same Indenture under which the Initial Notes were issued. The Initial Notes and the Exchange Notes are referred to herein collectively as the “Notes.” The Initial Notes are, and the Exchange Notes will be, guaranteed by Subsidiary Guarantors. Initial Notes that are accepted for Exchange Notes will be cancelled and retired.
All capitalized terms not defined herein shall have the same definitions as those ascribed to them, in the Indenture.
We have examined originals or copies of each of the documents listed below:
LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET•LAS VEGAS, NEVADA 89101•(702)383-8888•FAX(775)383-8845
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS
     ATTORNEYS AT LAW
MGM MIRAGE
October 17, 2005

1. The Registration Statement;
2. The Registration Rights Agreement;
3. Articles of Incorporation or Organization, as appropriate, for the domestic Company Subsidiaries identified as Nevada entities on Exhibit A hereto (the “Nevada Subsidiaries”) certified by an officer of the Company;
4. Resolutions of the Board of Directors, Members, Managers or partners for each of the Nevada Subsidiaries, as appropriate, certified by an officer of the Company;
5. Bylaws, Operating Agreement, or partnership agreement as appropriate, for the Nevada Subsidiaries certified by an officer of the Company;
6. the Exchange Notes; and
7. the guarantees of the Subsidiary Guarantors in the form attached to the Notes (“Subsidiary Guarantees”);
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.
We assume that (i) the execution, delivery and performance of the Notes are within the power of the Company, (ii) the Notes have been duly authorized, executed and delivered and (iii) the Notes do not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Company is subject.
We assume that: (i) the execution, delivery and performance of the Subsidiary Guarantees are within the power of those Subsidiary Guarantors that are not Nevada Subsidiaries, (ii) the Subsidiary Guarantees have been duly authorized, executed and delivered by those Subsidiary Guarantors that are not Nevada Subsidiaries and (iii) the Subsidiary Guarantees do not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which those Subsidiary Guarantors that are not Nevada Subsidiaries are subject.
To the extent that the obligations of the Company under the Indenture or the obligations of the Subsidiary Guarantors under any Subsidiary Guarantees may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the Indenture (the “Trustee”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid, binding and enforceable obligation of the Trustee

LIONEL SAWYER & COLLINS
     ATTORNEYS AT LAW
MGM MIRAGE
October 17, 2005

enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance generally, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.
Based upon the foregoing and subject to the following and subject to the due establishment of the terms, conditions and provisions of the Exchange Notes and Subsidiary Guarantees and completion of any necessary corporate, limited liability company or partnership action, as applicable, it is our opinion that the Exchange Notes and the Subsidiary Guarantees, when duly executed, authenticated and delivered in accordance with the Indenture, will constitute valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
We express no opinion concerning any securities law or rule.
Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada or the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.
We disclaim liability as an expert under the Securities laws of the United States or any other jurisdiction.
We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement.
This opinion letter is intended solely for use in connection with the registration and offering of the Notes as described in the Registration Statement, and except for Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP who may rely upon this opinion for the purpose of rendering a legal opinion, it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm.

Very truly yours, /s/ LIONEL SAWYER & COLLINS LIONEL SAWYER & COLLINS